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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 _______________



                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



           DATE OF REPORT                               DECEMBER 2, 1995
                        (Date of earliest event reported)




                        COMPUTER LANGUAGE RESEARCH, INC.
             (Exact name of registrant as specified in its charter)






                 Texas                     0-12311              75-1297386
    (State or other jurisdiction of     (Commission         (I.R.S. Employer
     incorporation or organization)     File Number)       Identification No.)

  2395 Midway Road, Carrollton, Texas                             75006
(Address of principal executive offices)                       (Zip Code)

                                 (214) 250-7000
              (Registrant's telephone number, including area code)











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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On December 2, 1995, Computer Language Research, Inc. (the "Company") acquired substantially all of the assets of the corporate tax compliance software business of Price Waterhouse LLP ("PW"). Such assets include software, customer lists, research and development ("R&D"), a trained work force and similar intangible assets. The purchase price consists of $11.5 million of cash paid at closing, the assumption of obligations associated with the purchased assets, and an agreement by the Company to provide certain software support and maintenance services on behalf of PW to certain PW licensees pursuant to software licenses not purchased by the Company. The Company paid the cash due at closing out of its current cash balance. The Company currently anticipates that a portion of the purchase price will be written off in 1995 as in-process R&D. As of the date of this filing, the proper accounting treatment for the accrued support and maintenance obligations and the R&D had not been determined and will be disclosed in the amendment to this Form 8-K (see Items 7(a) and (b) below). The R&D write-off coupled with seasonal and other losses from the acquired business could reduce pre-tax operating results in the fourth quarter of 1995 by several million dollars.

The acquisition was the result of arms-length negotiations with unrelated parties and will be treated as a business combination under the purchase method of accounting.


Item 5.  OTHER EVENTS.

Also on December 2, 1995, the Company entered into (1) a five-year sole source agreement to license its GoSystem and related software to PW for their internal use, and (2) a multi-year consulting agreement with PW whereby certain PW partners will be made available to the Company on a full-time basis to assist it in integrating the newly acquired business and otherwise assisting the Company's corporate tax software compliance business.


Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

(a)  Financial Statements

     As of the date of filing of this report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this
     Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after December 18, 1995.

(b)  Pro Forma Financial Information

     As of the date of filing of this report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than 60 days after December 18, 1995.

(c)  Exhibits

      2.01  Agreement for the Purchase and Sale of Certain Assets

     99.01  Press Release

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               COMPUTER LANGUAGE RESEARCH, INC.


DATE:  December 18, 1995       By:  M. Brian Healy
                                    Group Vice President, Finance and
                                    Administration and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)